EXHIBIT 99.1

Sirna Therapeutics Commences Phase I Clinical Trial for

Age-Related Macular Degeneration at Cleveland Clinic

Tuesday November 23, 7:30 am ET

First Trial to Evaluate a Chemically Optimized siRNA in Patients

BOULDER, Colo., Nov. 23 /PRNewswire-FirstCall/—Sirna Therapeutics, Inc. (Nasdaq: RNAI—News) today announced that it has commenced its Phase 1 clinical trial of the Company’s most advanced RNAi therapeutic, Sirna-027, for patients with age-related macular degeneration (AMD), with the dosing of its first patient by Dr. Peter Kaiser at the Cole Eye Institute, Cleveland Clinic Foundation. The Sirna-027 Phase 1 clinical trial is an open-label, dose- escalation study enrolling patients with the “wet” form of AMD. Wet AMD is characterized by the growth of abnormal retinal blood vessels that leak blood or fluid, causing rapid and severe central vision loss. Age-related macular degeneration is the leading cause of visual impairment affecting more than 1.5 million adults over the age of 50 in the United States. The Phase 1 clinical trial is designed to measure the safety, tolerability and biological activity of Sirna-027 following a single intravitreal injection.

Sirna-027 is the first chemically modified short interfering RNA (siRNA) targeting Vascular Endothelial Growth Factor Receptor-1 (VEGFR-1). VEGFR-1 is a key component of the clinically validated vascular endothelial growth factor (VEGF) pathway. VEGFR-1 is found primarily on vascular endothelial cells and is stimulated by both VEGF and placental growth factor (PlGF), resulting in the growth of new blood vessels. By targeting VEGFR-1, Sirna-027 is designed to reduce pathologic angiogenesis mediated by both VEGF and PlGF.

Howard Robin, Sirna’s President and Chief Executive Officer, commented, “The commencement of the Sirna-027 Phase 1 clinical trial marks the first time a chemically and pharmacokinetically optimized siRNA is being administered to humans. We are proud of our team of researchers and investigators for having achieved this historic milestone.” Based on Sirna’s projected timeline, the Company anticipates preliminary results by the third quarter of 2005.

The Sirna-027 Phase 1 clinical trial will include up to 30 patients and will be conducted at four world-renowned institutions: the Wilmer Ophthalmologic Institute, Johns Hopkins University; the Cole Eye Institute, Cleveland Clinic Foundation; the Joint Clinical Research Center, Harvard University, Massachusetts Eye and Ear Infirmary, and the Jules Stein Eye Institute, University of California Los Angeles.

Dr. Roberto Guerciolini, Sirna’s Senior Vice President and Chief Medical Officer, commented, “The objectives of the Phase 1 clinical trial are four- fold: to assess the safety and tolerability of Sirna-027; to assess the presence of Sirna-027 in plasma; to determine the range of doses for our Phase 2 clinical trial, and to assess biological and anatomical changes in the retina. This compound has shown a significantly improved pharmacokinetic profile in pre-clinical studies compared to unmodified siRNAs. This early research has further shown that Sirna-027 inhibited neovascularization in several validated pre-clinical models. Notably, these studies demonstrated important effects at the molecular level as well, resulting in reduced levels of VEGFR-1 mRNA and protein.”

About AMD

Age-related macular degeneration (AMD) is an eye disease that destroys central vision by damaging the macula. The macula is part of the retina, a thin layer of nerve cells that lines most of the inside of the eye. Nerve cells in the retina detect light and send signals to the brain about what the eye sees. The macula, near the center of the retina at the back of the eye, provides the clear, sharp, central vision that is used to focus on objects that are in front of the eye. The rest of the retina provides side (peripheral) vision. Because AMD does not affect side vision, it does not lead to total blindness.

AMD affects about 9% of people in the U.S. over the age of 40. After 50, it occurs with increasing frequency as people age. About 25% of people between 65 and 74 are affected and about 28% of people 75 and older.

There are two types of AMD. Either type may affect one or both eyes. Dry age-related macular degeneration, the most common form, does not usually cause severe vision loss. Wet age-related macular degeneration is much less common, but can damage the macula quickly causing permanent damage. Wet AMD, also called exudative AMD, often develops in areas where dry AMD exists. Vision loss from both wet and dry AMD is caused by damage to the nerve cells in the macula and the cause of each condition is unknown.

The main symptom of macular degeneration is dim or fuzzy central vision. Objects may appear distorted or smaller then they really are, and straight lines may appear wavy or curved. Patients may develop a blank or blind spot in their central field of vision.

There is no cure or treatment for dry AMD at this time. Wet AMD can sometimes be treated with laser surgery or photodynamic therapy (PDT). However, not all cases of wet AMD can be treated, and in cases that can be treated, treatment will not restore vision, it can only slow down or delay further damage to central vision.

About RNA Interference

Sirna Therapeutics is using its proprietary technology and expertise in nucleic acids to develop a new class of nucleic acid-based therapeutics involving RNA interference. RNAi is a mechanism used by cells to regulate the expression of genes and replication of viruses. The RNA interference mechanism uses short interfering RNA (siRNA) to induce the destruction of target RNA using naturally occurring cellular protein machinery. Harnessing the natural phenomenon of RNAi holds potential for the development of a new class of drugs with specificity towards a wide range of diseases that result from undesirable protein production or viral replication.

About Sirna Therapeutics

Sirna Therapeutics is a clinical-stage biotechnology company developing RNAi-based therapies for serious diseases and conditions, including age- related macular degeneration (AMD), hepatitis, oncology, and diseases of the central nervous system. Sirna has filed an IND and initiated its Phase 1 clinical trial for its most advanced compound, Sirna-027, a chemically modified siRNA targeting the clinically validated vascular endothelial growth factor pathway to treat AMD. The Company has strategic partnerships with Eli Lilly and Archemix, and the Company has a leading intellectual property portfolio in RNAi. More information on Sirna Therapeutics is available on the Company’s web site at http://www.sirna.com.

Statements in this press release which are not strictly historical are “forward-looking” statements which should be considered as subject to many risks and uncertainties. For example, Sirna’s ability to operate as a going concern is contingent upon having readily available cash to fund its operating programs including the escalating expenses and risks associated with the initiation of clinical trials and their potential outcomes. Other risks and uncertainties include Sirna’s early stage of development and short operating history, whether Sirna can achieve and maintain profitability, whether Sirna can obtain and protect patents, the risk of third-party patent infringement claims, whether Sirna can engage collaborators and obtain regulatory approval for products, Sirna’s concentration of stock ownership, and availability of materials for product manufacturing. These and additional risk factors are identified in Sirna’s Securities and Exchange Commission filings, including the Forms 10-K and 10-Q and in other SEC filings. Sirna undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Sirna Contact: Martin E. Schmieg, Senior Vice President and Chief Financial Officer of Sirna Therapeutics, Inc., +1-303-449-6500

Media Contact: Justin Jackson, jjackson@burnsmc.com, Investor Contact: Aline Schimmel, aschimmel@burnsmc.com, Burns McClellan, Inc.,
+1-212-213-0006

Source: Sirna Therapeutics, Inc.